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Exhibit 3.10

BYLAWS
OF
CASCADES DIAMOND, INC.

1.
NAME.

  1.1
  The Corporation will be known by the name of CASCADES DIAMOND, INC.

  1.2
  The seal of the Corporation shall, subject to alterations by the Directors, bear its name, the word "Massachusetts" and the year of incorporation.

2.
CALENDAR OR FISCAL YEAR.

        The Corporation shall be on a fiscal year ending December 31.

3.
OFFICERS AND DIRECTORS

  3.1
  The officers of the Corporation shall be a President, Treasurer and Clerk. The Board of Directors may also from time to time elect one or more Vice Presidents and an Assistant Clerk and an Assistant Treasurer. The powers and duties of such officers shall be determined in each case by the Board of Directors.

  3.2
  It shall not be a necessary qualification that any Officer or Director of the Corporation shall be the owner of capital stock in the Corporation, and any person may hold two or more offices in the Corporation.

  3.3
  (a) All of the members of the Board of Directors shall be elected by the Stockholders at their annual meeting, and it shall require the vote of a majority of all the stock issued and outstanding and entitled to vote to elect each director, and the directors so elected shall hold office until the next annual meeting of the Stockholders and until their successors are duly elected and qualified.

      (b)
      All of the officers of the Corporation shall be elected by the Board of Directors at their annual meeting, and it shall require the vote of a majority vote of the Board to elect each officer, and the officers so elected shall hold office until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified.

    3.4
    (a) So far as permitted by law, the Stockholders entitled to vote may, at any special meeting duly called for that purpose, by the vote of a majority of all stock issued, outstanding and entitled to vote, remove from office any director originally elected by them and any officer of the Corporation with or without cause. Such vacancy shall be filled by vote taken at a special meeting of the Stockholders duly called for that purpose.

    (b)
    Upon the death or resignation of any Director originally elected by the Stockholders, a successor shall be chosen by majority vote of a majority of all stock issued, outstanding and entitled to vote at a special meeting of the Stockholders duly called for that purpose.

    (c)
    So far as permitted by law, the Director may, at a special meeting duly called for that purpose by the vote of the majority of the Directors remove from office any officer originally elected by them with or without cause. Such vacancy may be filled by vote taken at a special meeting of the Board of Directors duly called for that purpose.

    (d)
    Upon the death or resignation of any Officer or Director originally elected by the Directors, a successor shall be chosen by vote of a majority at a special meeting of the Directors duly called for that purpose.

4.
MEETING OF STOCKHOLDERS.

  4.1
  The Annual Meeting of the Stockholders of the Corporation shall be held on the first Monday in May each year or as soon thereafter as practicable, at a place and time determined by the President of the Corporation. If no annual meeting is held as set forth above, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

  4.2
  If the Corporation for any reason fails to elect the Directors of the Corporation required by these Bylaws to be elected at the Annual Meeting, or to transact any other business which should be done at the Annual Meeting of the Corporation, then such directors may be elected and such business transacted at a special meeting of the Stockholders called for that purpose by order of the President or by order of one or more of the holders of ten percent (10%) of the stock of the Corporation, and the same notice therefor being first given as is prescribed by the Bylaws for calling special meetings of the Stockholders.

  4.3
  Special meetings of the Stockholders shall be called by the Clerk whenever directed by the President, Treasurer, resolution of a majority of the Board of Directors, or upon the request in writing by one or more of the holders of at least one tenth (1/10th) of the stock issued and entitled to vote. In case of the death, absence, incapacity or refusal of the Clerk to give such notice, then such meetings may be called by any other officer upon such request.

  4.4
  (a) Notices of annual meetings of the Corporation, and notices of special meetings shall be given to each Stockholder appearing as such upon the books of the Corporation by duly mailing (postage prepaid) a notice thereof to the address of each Stockholder appearing upon the books of the Corporation or by delivering it to him at his residence or usual place of business, at least three (3) days prior to the date of said meeting or meetings.

    (b)
    In the event the Clerk shall be unable or shall refuse to give such notice, notice may be given by the President of the Corporation.

    4.5
    Notices of the annual meeting and of all special meetings of the Stockholders shall contain a brief statement of the business to be transacted at the meetings for which notices are given.

    4.6
    No notice of the time, place or purpose of any regular or special meeting of the Stockholders shall be required to be given to any Stockholder who waives such notice in writing.

    4.7
    Meetings of the Stockholders may be held within or outside the Commonwealth of Massachusetts at a place fixed by the Board of Directors and stated in the notice of meeting.

    4.8
    (a) The presence in person or by proxy of the holders of a majority of all the shares of stock issued, outstanding and entitled to vote shall constitute a quorum for the transaction of any business, except as otherwise provided by law, these Bylaws or Stockholders' Agreements between the Corporation and the Stockholders in effect, from time to time ("Stockholders' Agreements"). In the absence of a quorum, any officer entitled to preside at or act as Clerk of such meeting, shall have the power to adjourn the meeting from time to time until a quorum is present, without further notice other than announcement at the meeting of the adjourned time and place, except as otherwise provided by law. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.

    (b)
    Stockholders may attend meetings and vote either in person or by written proxy dated not more than six (6) months before the meeting named therein. Proxies given by a Shareholder shall in all respects comply with the provisions of Massachusetts General Laws Chapter 156B §41. Proxies shall be filed with the Clerk before being voted at any meeting or adjournment thereof. A proxy with respect to stock held in the name of two or more persons shall be valid if signed by one of them unless, at or prior to exercise of the proxy, the Corporation receives a specific written notice to the contrary from any one of them. Every proxy must be signed by the Stockholder or his attorney-in-fact. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of Stockholders at which a quorum is present, except as otherwise provided by law, the Articles of Organization, these Bylaws or Stockholders' Agreement. Directors shall be elected in the manner provided in Section 5 of these Bylaws. Voting need not be done by ballot unless requested by a Stockholder at a meeting or ordered by the chairman of the meeting.

    4.9
    (a) The assent in writing of a Stockholder to any vote or action taken at any meeting of the Stockholders, whether or not a quorum was present, shall have the same effect as if the Stockholders so assenting were present at such meeting and voted in favor of such vote or election.

      (b)
      Any action which may be authorized or taken at a meeting of the Stockholders may be authorized or taken without a meeting if a consent or approval in writing is signed by all the Stockholders who would be entitled to notice of meeting of the Stockholders held for such purpose, which writing shall be filed with or entered upon the records of the Corporation.

5.
BOARD OF DIRECTORS.

  5.1
  The Board of Directors shall consist of no less than three (3) Directors except that if there shall be less than three (3) Stockholders, then the number of Directors may be equal to the number of Stockholders. However, the Stockholders in any given year may elect an additional number of Directors as they shall determine.

  5.2
  (a) The annual meeting of the Board shall be held either (i) without notice immediately after the annual meeting of Stockholders and at the same place, or (ii) as soon as practicable after the annual meeting of Stockholders at a place determined by the Board and on notice as provided in these Bylaws.

  (b)
  If the Corporation for any reason fails to elect the Officers of the Corporation required by these Bylaws to be elected at the Annual Meeting, or to transact any other business which should be done at the Annual Meeting of the Corporation, then such officers may be elected and such business transacted at a special meeting of the Board of Directors called for that purpose by order of the President, and the same notice therefor being first given as is prescribed by the Bylaws for calling special meetings of the Directors.

    5.3
    Notice of the time and place of each special meeting of the Board of Directors and of each annual meeting not held immediately after the annual meeting of Stockholders shall be called by the Clerk, upon the direction of the President or Treasurer, or upon the order direction in writing of a majority of the Directors, and thereupon the Clerk shall notify the Directors by written notice duly mailed to the address of each member of the Board of Directors forty-eight (48) hours at least before the date of meeting, or by delivering such notice in hand to each director twenty-four (24) hours before the time fixed for the meeting. In case of the death, absence, incapacity or refusal of the Clerk to give such notice, then such meetings may be called by any other officer upon such request. Such notice, however, may be waived in writing, or by actual attendance at the meeting without protesting lack of notice to him.

    5.4
    Action by the Directors may be taken without a meeting if a written consent to the action is signed by all the Directors then in office and filed in the Corporation's minute book.

    5.5
    Meetings of the Board of Directors may be held within or outside of the COMMONWEALTH OF MASSACHUSETTS as set forth in the notice. Members of the Board of Directors, or of any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communication device by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

    5.6
    A majority of the Directors in office shall constitute a quorum and a like number shall be required to approve any action of the Board, except as provided otherwise in these Bylaws or by Stockholders' Agreement.

    5.7
    The Board of Directors shall have the following authority: (a) Subject to the vote of the Stockholders, direct the Officers in the management of the affairs of the Corporation.

    (b)
    Appoint and, at its discretion, remove or suspend any employee or agent of the Corporation, and from time to time determine and fix their duties and responsibilities.

    (c)
    So far as permitted by law, delegate any of its powers to any committee, officer or agent.

    (d)
    Determine the amounts to be distributed as dividends.

    (e)
    To issue the whole or any part of the unissued balance of the authorized capital stock, subject to the provisions of Section 10.

    (f)
    Such other powers as are vested in them by operation of law.

    5.8
    (a) The assent in writing of a Director to any vote or action of the Board of Directors taken at any meeting, whether or not a quorum was present, shall have the same effect as if the Director so assenting was present at such meeting and voted in favor of such vote or action.

    (b)
    Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting if a consent or approval in writing is signed by all the Directors who would be entitled to a notice of the meeting of the Directors held for such purpose, which writing shall be filed with or entered upon the records of the Corporation.

6.
DUTIES OF PRESIDENT AND VICE PRESIDENT(S).

  6.1
  The President shall be the Chief Executive Officer of the Corporation with power and authority to manage all of its affairs; subject, however, to the direction and control of the Board of Directors.

  6.2
  It shall be the duty of the President to preside at all meetings of the Board of Directors and Stockholders.

  6.3
  The Vice President(s) shall have such authority as shall be delegated to them from time to time by vote of the Directors.

  6.4
  In the absence of the President, the First Vice President shall preside at meetings of the Stockholders and meetings of the Board of Directors, and in the absence of the First Vice President, the Second Vice President shall act in his stead.

7.
DUTIES OF THE CLERK.

  7.1
  It shall be the duty of the Clerk of the Corporation to keep an accurate and faithful record of all the votes, acts, doings and proceedings of all meetings of the Stockholders, the meetings of the Board of Directors and all other proceedings of the Corporation, and to perform such other duties as the Directors shall from time to time prescribe.

  7.2
  The Clerk shall give all notices required by law, or required by these Bylaws, or required by the acts and doings of the Stockholders or the Board of Directors.

  7.3
  In case of death, resignation, removal or disability of the Clerk of the Corporation, the Treasurer shall thereupon become acting Clerk of the Corporation and, as such, he shall have all the rights, and perform all the duties incident to the Clerk's office, until a successor is duly elected and qualified.

    7.4
    The Clerk shall do all other acts and things properly pertaining to the office and, upon demand in writing, he shall deliver to his successor in office or to the President of the Corporation, all records, books, vouchers and papers whatsoever in his possession belonging to the Corporation or pertaining to its affairs.

8.
DUTIES OF THE TREASURER.

  8.1
  The Treasurer shall receive and safely keep all monies, notes, checks, negotiable papers, and choses in action of, and belonging to the Corporation in such manner and upon such terms and conditions as the Directors of the Corporation shall, from time to time, direct.

  8.2
  The Treasurer shall issue and attest all certificates of stock, and he shall keep in proper books a full and complete record of all stock issued or transferred to any person, which record shall show the name, residence, and post office address of, and number of shares of stock held by each Stockholder.

  8.3
  The Treasurer of the Corporation shall make all payments and disbursements for the Corporation in the name of the Corporation, and he shall take a receipt or voucher for each payment made, which receipts and vouchers shall be properly filed and carefully preserved.

  8.4
  The Treasurer shall keep or cause to be kept full and accurate books of account which shall, at all times, show the condition of the finances of the Corporation and all its business doings and transactions, which books shall, at all times, be open for the inspection and examination of any of the Directors or any of the Stockholders.

    8.5
    The Treasurer shall prepare and present at the annual meeting a statement of the receipts and disbursements for the preceding year, which statement shall set forth with reasonable detail all assets and liabilities of the Corporation, and shall show with reasonable accuracy its financial condition.

    8.6
    The Treasurer, if required by the Board of Directors, shall give a bond for the faithful performance of his duties, in such sum and with such sureties as the Board of Directors shall require.

    8.7
    In case of the death, resignation, disability, removal or refusal to act of the Treasurer, a successor may be elected by the Stockholders at a special meeting duly called for that purpose.

    8.8
    The Treasurer shall deposit all funds of the Corporation to its credit in its corporate name with such banking corporations as the Directors shall approve, to be drawn on only by checks signed on behalf of the Corporation by any officer, officers, agent or employee duly authorized thereto by the Board of Directors.

    8.9
    The Treasurer shall execute and deliver in behalf of the Corporation all such instruments under its corporate seal as may be ordered by the Stockholders and Directors and shall affix the corporate seal to all certificates of stock issued by the Corporation and shall perform such other duties as the Directors may, from time to time, require.

    8.10
    The Treasurer of the Corporation shall do all other acts and things properly pertaining to the office and, upon termination of his office, he shall forthwith deliver all monies, papers, instruments, choses in action and property of the

    Corporation in his possession to his successor in office or the President of the Corporation.

9.
RESIGNATIONS.

        Any officer and any Director may resign at any time by delivering his resignation to the President, Treasurer or Clerk of the Corporation. Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or if no such time or condition shall be specified, upon its receipt.

10.
CLASSES OF STOCK.

  10.1
  The Corporation shall issue one class of common stock, the holders of which shall be entitled to vote and to dividends whenever declared by the Board of Directors.

  10.2
  The Corporation may have one or more classes of Preferred Stock which shall be issued in accordance with the laws of the Commonwealth of Massachusetts. Preferred Shares may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed in this paragraph and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this paragraph, to establish and designate one or more series of Preferred Stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitations:

  (a)
  The number of shares to constitutes such series and distinctive designations thereof.

  (b)
  The dividend rate to which said shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date and dates from which dividends (if cumulative), shall accumulate and the dates on which dividends (if declared) shall be payable.

      (c)
      Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations, and restrictions with respect to such redemptions.

      (d)
      The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up as voluntary or involuntary.

      (e)
      Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund.

      (f)
      Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same.

      (g)
      The voting powers, if any, of such series.

      (h)
      Any other relative rights, preferences, and limitations thereof as shall not be inconsistent with this paragraph.

    10.3
    Each subscriber to stock of the Corporation, and each person who receives stock of the Corporation, agrees that it shall be issued in accordance with Section 1244 of the Internal Revenue Code (as from time to time amended), commonly referred to as "Small Business Stock," and all the requisites of the said Section 1244 shall be incorporated herein by reference.

11.
CONTRACTS BETWEEN OFFICERS AND THE CORPORATION.

        No contract or other transaction between the Corporation and an interested party, such as a director, officer, stockholder, subsidiary or affiliate corporation, shall be invalid merely because of the relationship of the parties.

12.
DEADLOCK.

        If the votes of the Board of Directors and of the Stockholders are equally divided on any question affecting the general management of the affairs of the Corporation, or if the votes of the Stockholders are equally divided in the election of Directors, and there appears no way of reaching an agreement and breaking such deadlock, then and in such event the holders of at least forty percent (40%) of the capital stock issued and outstanding and entitled to vote may, as provided under General Laws, Chapter 156B, Section 100, petition either the Superior Court or the Supreme Judicial Court for the dissolution of the Corporation, and the remaining Stockholders shall, by implication, be deemed to have joined in the filing of such petition and to have consented to its allowance, and shall be estopped from objecting thereto.

13.
INDEMNIFICATION FOR OFFICERS.

    (a)
    The Officers and Directors of the Corporation shall be indemnified for all costs, expenses and payment of money relating to or arising out of any of their actions taken on behalf of the Corporation or on business of the Corporation except such as arise out of fraud or wilful misconduct.

14.
DISSOLUTION.

        The Corporation may be dissolved by a vote of two-thirds (2/3) of all stock issued, outstanding and entitled to vote.

15.
TRANSFER OF STOCK.

  15.1
  Transfers of stock shall only be made on the books of the Corporation by the Treasurer, upon the surrender of the previous certificates properly endorsed, or upon the satisfactory proof to the Board of Directors that such certificates have been lost or destroyed, and upon giving such a bond of indemnity against loss or destruction as the Directors require.

  15.2
  All stock certificates shall be signed by the President and the Treasurer of the Corporation.

        I, JACQUES AUBERT, Clerk of CASCADES DIAMOND, INC., do hereby certify and attest that the foregoing Bylaws, consisting of eighteen (18) pages were approved at the Organization Meeting of the Incorporators, held on March 24, 1989.

JACQUES AUBERT, Clerk

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  Exhibit 3.10